UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 643-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2021, Viridian Therapeutics, Inc. (the “Company”) announced the appointment of Kristian Humer as the Company’s Chief Financial Officer and Chief Business Officer, effective immediately. Mr. Humer will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Humer, age 46, most recently served as Managing Director of Banking, Capital Markets and Advisory for the Global Healthcare team at Citigroup Inc., from January 2017 to July 2021, where he helped lead the firm’s investment banking advisory engagements for small- and mid-sized biopharma and select large cap pharmaceutical companies. He previously served in a number of roles at Citigroup Inc., including Director, Healthcare Investment Banking from January 2014 to December 2016, Vice President, Healthcare Investment Banking from January 2011 to December 2013 and Associate, Healthcare Investment Banking from January 2010 to December 2010. Prior to joining Citigroup Inc., Mr. Humer served as Vice President and Associate in the Investment Banking Division for the Global Healthcare team at Lehman Brothers, Inc. from July 2007 to December 2009. Mr. Humer started his career serving positions of increasing responsibility in the investment banking and private banking divisions of UBS AG and Merrill Lynch (a Bank of America company). He received an MBA from the Fuqua School of Business at Duke University and a B.A. (Hons) in Accounting & Economics from the University of Reading, United Kingdom.

In connection with his appointment as Chief Financial Officer and Chief Business Officer, Mr. Humer entered into an employment agreement with the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Humer is entitled to an annual base salary of $530,000 (“Base Salary”) and is eligible to receive a sign-on bonus of $400,000. Mr. Humer will be eligible to earn year-end performance bonuses with a target bonus opportunity of 45% of his Base Salary (“Target Bonus”), with such Target Bonus guaranteed in 2021 (on a pro-rated basis) and 2022. In connection with his commencement of employment, he received an initial equity grant of a time-based option to purchase up to 360,000 shares of the Company’s common stock (the “Options”). The Options are issued outside of the Company’s stockholder-approved Amended and Restated 2016 Equity Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c)(4). Mr. Humer is also eligible to receive an additional equity award grant of a time-based option on substantially the same terms as the Options on or about December 31, 2021 in connection with an equity offering of the Company’s common stock.

If Mr. Humer’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each, as defined in the agreement) or due to death or by disability (collectively, “Involuntary Termination”), Mr. Humer will, subject to the execution of a release in favor of the Company, be entitled to receive: (i) an amount equal to twelve months of Base Salary, (ii) credit for an additional twelve months of vesting of the Options, and (iii) up to twelve months of health insurance reimbursement under COBRA. In the event of Mr. Humer’s Involuntary Termination within one month before or twelve months after a change in control of the Company, Mr. Humer will instead be entitled to receive the foregoing benefits, provided that the Options will be deemed fully vested as of the date of the Involuntary Termination.

In connection with the Employment Agreement, Mr. Humer also entered into the Company’s form of Confidential Information, Inventions, Non-Solicitation, and Non-Compete Agreement.

Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Employment Agreement. The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

On July 26, 2021, the Company issued a press release announcing the appointment of Mr. Humer as Chief Financial Officer and Chief Business Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Kristian Humer Employment Agreement, dated June 9, 2021

99.1	Press Release, dated July 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: July 26, 2021	By:	/s/ Jonathan Violin
Jonathan Violin
President, Chief Executive Officer, and Director